Exhibit 11.1
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                        Ball Corporation and Subsidiaries
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 (Millions of dollars except per share amounts)
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                                               Three months ended                            Nine months ended
                                  ---------------------------------------------  ------------------------------------------
                                     September 28,          September 29,          September 28,         September 29,
                                         1997                   1996                   1997                   1996
                                  --------------------   --------------------   --------------------  ---------------------
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Earnings per Common Share - Assuming No Dilution

Net income (loss) from:
      Continuing operations         $     22.7             $     19.4             $     50.5             $     39.5
      Discontinued operations             --                      0.7                   --                     (2.1)
                                    -------------------    ------------------     ------------------     ------------------
Net income                                22.7                   20.1                   50.5                   37.4
Preferred dividends, net of tax           (0.7)                  (0.7)                  (2.1)                  (2.2)
   benefit
                                    -------------------    ------------------     ------------------     ------------------
Net earnings available to common
   shareholders                     $     22.0             $     19.4             $     48.4             $     35.2
                                    ===================    ==================     ==================     ==================

Weighted average number of
   common shares outstanding
   (000s)                               30,135                 30,471                 30,263                 30,253
                                    ===================    ==================     ==================     ==================

Earnings (loss) per share of
   common stock:
      Continuing operations         $     0.73             $     0.62             $     1.60             $     1.23
      Discontinued operations             --                     0.02                    --                   (0.07)
                                    -------------------    ------------------     ------------------     ------------------
                                    $     0.73             $     0.64             $     1.60             $     1.16
                                    ===================    ==================     ==================     ==================

Earnings per Share - Assuming Full
   Dilution Net income (loss) from:
      Continuing operations         $     22.7             $     19.4             $     50.5             $     39.5
      Discontinued operations             --                      0.7                   --                     (2.1)
                                    -------------------    ------------------     ------------------     ------------------
Net income                                22.7                   20.1                   50.5                   37.4
Adjustments for deemed ESOP cash
   contribution in lieu of Series
   B ESOP Preferred dividend              (0.6)                  (0.5)                  (1.6)                  (1.6)
                                    -------------------    ------------------     ------------------     ------------------
Net earnings available to common
   shareholders                     $     22.1             $     19.6             $     48.9             $     35.8
                                    ===================    ==================     ==================     ==================

Weighted average number of common
   shares outstanding (000s)            30,135                 30,471                 30,263                 30,253
Dilutive effect of stock options           307                      8                    295                     67
Common shares issuable upon
   conversion of Series B ESOP           1,911                  1,964                  1,920                  1,988
   Preferred stock
                                    -------------------    ------------------     ------------------     ------------------

Weighted average number shares
   applicable to fully diluted
   earnings per share                   32,353                 32,443                 32,478                 32,318
                                    ===================    ==================     ==================     ==================

Fully diluted earnings (loss)
   per share:
      Continuing operations         $     0.68             $     0.58             $     1.51             $     1.17
      Discontinued operations             --                     0.02                    --                   (0.06)
                                    -------------------    ------------------     ------------------     ------------------
                                    $     0.68             $     0.60             $     1.51             $     1.11
                                    ===================    ==================     ==================     ==================
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